                                                                       Exhibit 1


--------------------------------------------------------------------------------


                                     KEYCORP


                                       and


                   KEYBANK NATIONAL ASSOCIATION, Rights Agent


                                RIGHTS AGREEMENT


                                   Dated as of


                                  May 15, 1997


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


Section                                                                                         Page

1.  CERTAIN DEFINITIONS............................................................................1

2.  APPOINTMENT OF RIGHTS AGENT....................................................................7

3.  ISSUE OF RIGHT CERTIFICATES....................................................................7

4.  FORM OF RIGHT CERTIFICATES....................................................................10

5.  COUNTERSIGNATURE AND REGISTRATION.............................................................11

6.  TRANSFER, SPLIT UP, COMBINATION, AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED,
         DESTROYED, LOST, OR STOLEN RIGHT CERTIFICATES............................................12

7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.................................13

8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES............................................17

9.  RESERVATION AND AVAILABILITY OF SHARES........................................................17

10.  COMMON SHARE RECORD DATE.....................................................................20

11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES, OR NUMBER OF RIGHTS..........................20

12.  CERTIFICATES OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES..................................33

13.  CONSOLIDATION, MERGER, OR TRANSFER OF ASSETS OR EARNING POWER................................33

14.   FRACTIONAL RIGHTS AND FRACTIONAL SHARES.....................................................37

15.  RIGHTS OF ACTION.............................................................................37

16.   AGREEMENT OF RIGHTS HOLDERS.................................................................38

17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER............................................39

18.  CONCERNING THE RIGHTS AGENT..................................................................39

19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT....................................40

20.  DUTIES OF RIGHTS AGENT.......................................................................41

21.  CHANGE OF RIGHTS AGENT.......................................................................45

22.  ISSUANCE OF NEW RIGHT CERTIFICATES...........................................................47

23.  REDEMPTION...................................................................................47

24.  NOTICE OF CERTAIN EVENTS.....................................................................48

25.  NOTICES......................................................................................50

26.  SUPPLEMENTS AND AMENDMENTS...................................................................51

27.  SUCCESSORS...................................................................................51

28.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.........................................51

29.  BENEFITS OF THIS AGREEMENT...................................................................52

30.  SEVERABILITY.................................................................................53

31.  GOVERNING LAW................................................................................53

32.  COUNTERPARTS.................................................................................53

33.  DESCRIPTIVE HEADINGS.........................................................................53

FORM OF RIGHT CERTIFICATE......................................................................A - 1

SUMMARY OF RIGHTS TO PURCHASE
         COMMON SHARES.........................................................................B - 1

                             INDEX OF DEFINED TERMS


Defined Term                                              Page

Acquiring Person  ...........................................1
Act               ..........................................18
Affiliate         ...........................................2
Agreement         ...........................................1
Associate         ...........................................2
Beneficial Owner  ...........................................2
Beneficially Own  ...........................................2
Business Day      ...........................................5
close of business ...........................................5
Common Shares     ...........................................5
Company           .......................................1, 34
Continuing Director..........................................5
Distribution Date ...........................................7
equivalent common shares....................................25
Exchange Act      ...........................................2
Exercise Price    ...........................................6
Expiration Date   ..........................................14
Final Expiration Date.......................................14
Flip-in Event     .......................................6, 22
Flip-over Event   ...........................................6
Issuance          ...........................................6
market price      ..........................................27
NASDAQ            ..........................................18
NYSE              ...........................................7
Person            ...........................................6
Principal Party   ..........................................35
Purchase Price    ...........................................6
Record Date       ...........................................1
Redemption Price  ..........................................47
Right             ...........................................1
Right Certificate ...........................................8
Rights Agent      ...........................................1
Shares Acquisition Date......................................6
Subsidiary        ...........................................7
Summary of Rights ...........................................8
Trading Day       ..........................................28

                            RESTATED RIGHTS AGREEMENT



                           This Restated Rights Agreement, dated as of May 15,
1997 (this "Agreement"), amends and restates the Rights Agreement, dated as of August 25, 1989, between KeyCorp, an Ohio corporation (the "Company"), and KeyBank National Association (the "Rights Agent"), as amended to date.

                           The Board of Directors of the Company has authorized
and declared a dividend consisting of one right (a "Right") for each Common Share, with a par value of $1 each, of the Company outstanding on September 12, 1989 (the "Record Date"), and has authorized the issuance of one Right in respect of each Common Share of the Company that is (i) issued after the Record Date but before the earlier of the occurrence of a Flip-in Event and the Expiration Date (as defined in this Agreement) and (ii) issued upon exercise, after the Record Date but before the Expiration Date, of any employee stock option granted by the Company prior to the occurrence of a Flip-in Event. Each Right initially represents the right to purchase one Common Share of the Company.

                           NOW, THEREFORE, in consideration of the premises and
the mutual agreements set forth in this Agreement, the parties agree as follows:

                           Section 1. CERTAIN DEFINITIONS. For purposes of this
Agreement, the following terms have the meanings indicated:

                           (a) An "Acquiring Person" means any Person (other
than the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan) that, together with all Affiliates and Associates of the Person, is the Beneficial Owner of more than 15% of the Common Shares of the Company then outstanding, except that (i) a Person will not be deemed to be an Acquiring Person if the Person becomes the Beneficial Owner of more than 15% of the Common Shares as a result of a reduction in the number of Common Shares outstanding unless subsequent to the reduction the Person, or any Affiliate or Associate of the Person, becomes the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all shareholders are treated equally, and (ii) a Person will not be deemed to be an Acquiring Person if the Person becomes the Beneficial Owner of more than 15% of the Common Shares inadvertently and, as soon as practicable after the Person learns about such beneficial ownership, divests a sufficient number of Common Shares so that the Person ceases to be the Beneficial Owner of more than 15% of the Common Shares.

                           (b) An "Affiliate" and "Associate" have the
respective meanings given to them in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                           (c) A Person is deemed to be the "Beneficial Owner"
of, and is deemed to "beneficially own," any securities:

                           (i) that the Person, or any Affiliates or Associates of the

         Person, beneficially owns, directly or indirectly;

                           (ii) that the Person, or any Affiliates or Associates of the Person, directly or indirectly, has the right to acquire (whether the right is exercisable immediately or only after the passage of time, upon obtaining any governmental approval, or both) pursuant to any agreement, arrangement, or understanding (whether or not in writing), upon the exercise of any conversion right, exchange right, other right, warrant, or option, or otherwise, except that a Person is not deemed to be the "Beneficial Owner" of, or to "beneficially own,"
         (A) securities tendered pursuant to a tender or exchange offer made by the Person, or by any Affiliates or Associates of the Person, until the tendered securities are accepted for purchase or exchange or (B) Common Shares issuable upon exercise of the Rights;

                           (iii) that the Person, or any Affiliates or Associates of the Person, has the right, directly or indirectly, to vote or dispose of pursuant to any agreement, arrangement, or understanding (whether or not in writing), except that a Person is not deemed to be the Beneficial Owner of, or to "beneficially own," any security under this subparagraph (iii) if the agreement, arrangement, or understanding to vote the security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not then reportable by the Person on Schedule 13D under the Exchange Act (or any comparable or successor schedule or report); or

                           (iv) that are beneficially owned, directly or indirectly, by any other Person with whom the Person, or any Affiliates or Associates of the Person, has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (c)), or disposing of any securities of the Company;

except that (x) a bank holding company and its affiliates shall not be deemed to be the Beneficial Owner of, or to "beneficially own," securities if the securities (A) are held by a bank or trust subsidiary of the bank holding company in the ordinary course of its business in a fiduciary capacity without sole voting power for an unaffiliated third party with whom the bank holding company is not acting in concert or otherwise as a member of a group, limited partnership, voting trust, syndicate, or otherwise for the purpose of acquiring, holding, voting, or disposing of such securities or (B) are obtained and held for less than seven months by a subsidiary of the bank holding company in realization by such subsidiary in the ordinary course of its business upon a debt previously contracted by an unaffiliated third party, (y) a Person shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any security if beneficial ownership arises solely as a result of the Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act, and (z) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any securities acquired through the Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until expiration of 40 calendar days after the date on which the securities are acquired.

                           (d) A "Business Day" means any day other than a
Saturday, Sunday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           (e) The "close of business" on any given date means
5:00 P.M., New York time, on such date.

                           (f) "Common Shares" when used with reference to the
Company means the Common Shares, with a par value of $1 each, of the Company, except that, if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(y), "Common Shares" when used with reference to the Company means the shares with the greatest aggregate voting power of the Company or, if the Company is ultimately controlled by another corporation, business trust, limited partnership, joint venture, or other organization, the shares or other equity interests of such organization that have the greatest aggregate voting power and do not generally subject the holder to liability for the liabilities of such organization. "Common Shares" when used with reference to any corporation, business trust, limited partnership, joint venture, or other organization other than the Company means the shares or other equity interest of such organization that have the greatest aggregate voting power and do not generally subject the holder to liability for the liabilities of such organization.

                           (g) A "Continuing Director" means any individual who
is a
member of the Board of Directors of the Company, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board prior to the Distribution Date or (ii) was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors.

                           (h) The "Exercise Price" means the exercise price per
share set forth in Section 11(a)(ii).

                           (i) A "Flip-in Event" means an event described in
Section 11(a)(ii).

                           (j) A "Flip-over Event" means any event described in
clauses (x), (y), and (z) of Section 13(a).

                           (k) "Issuance" includes the issuance of authorized
but unissued shares and the transfer of treasury shares. In the event the Common Shares are subdivided into a greater number of Common Shares, the excess of the number of Common Shares into which the Common Shares are subdivided over the number of Common Shares prior to the subdivision shall be deemed to be "issued."

                           (l) A "Person" means any individual, corporation,
business trust, partnership, joint venture, or other organization.

                           (m) The "Purchase Price" means the purchase price per
share set forth in Section 7(b).

                           (n) The "Shares Acquisition Date" means the first
date of public announcement by the Company or by an Acquiring Person (whether by press release, filing made with the Securities and Exchange Commission, or otherwise) that a Person has become an Acquiring Person.

                           (o) A "Subsidiary" means any corporation, business
trust, partnership, joint venture, or other organization of which a majority of the voting power of the shares or other equity interests is owned, directly or indirectly, by the Company.

                           Section 2. APPOINTMENT OF RIGHTS AGENT. The Company
hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the National Association of Securities Dealers Inc. and the New York Stock Exchange, Inc. (the "NYSE") governing transfer agents and registrars. The Company may from time to time appoint any Co-Rights Agents that it deems to be necessary or desirable. Any actions that may be taken by the Rights Agent pursuant to this Agreement may be taken by any such Co-Rights Agent.

                           Section 3. ISSUE OF RIGHT CERTIFICATES. (a) As used
in this Agreement, the term "Distribution Date" means the Business Day prior to the Shares Acquisition Date or such earlier date as the Board of Directors of the Company may, at any time prior to the Shares Acquisition Date, by resolution duly adopted, specify as the Distribution Date. Until the close of business on the Distribution Date, the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares of the Company registered in the names of the holders of the Common Shares (which certificates for Common Shares shall also be deemed to be certificates for Rights) and not by separate Right certificates, and the Rights will be transferable only in connection with the transfer of the Common Shares on the transfer books of the Company maintained by the Company or its transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date at the address of the holder shown on the records of the Company or its transfer agent, a Right certificate, in substantially the form of Exhibit A ("Right Certificate"), evidencing one Right for each Common Share held of record as of the close of business on the Distribution Date. From and after the close of business on the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

                           (b) On the Record Date, or as soon as practicable
thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of the holder shown on the records of the Company or its transfer agent. With respect to Common Shares outstanding as of the Record Date, until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be evidenced by the certificates for Common Shares of the Company, together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by the certificate.

                           (c) Rights shall be issued in respect of all Common
Shares that are

(i) issued after the Record Date but before the earlier of the occurrence of a Flip-in Event or the Expiration Date or (ii) issued upon exercise, after the Record Date but before the Expiration Date, of any employee stock option granted by the Company prior to the occurrence of a Flip-in Event. In the event that any Rights are issued in accordance with this Section 3(c) and, at the time of issuance, a Flip-in Event or Flip-over Event has occurred, such Rights shall be entitled to the same rights and privileges as if issued prior to the occurrence of the Flip-in Event or Flip-over Event. Certificates representing Common Shares issued or surrendered for transfer or exchange after the date this Agreement was executed by the Company and the Rights Agent, but prior to the earlier of the Distribution Date or the Expiration Date shall bear the following legend:

         This certificate also evidences and entitles the holder to certain Rights as set forth in a Restated Rights Agreement between KeyCorp and KeyBank National Association, Rights Agent, dated as of May 15, 1997, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated in this certificate by reference and a copy of which is on file at the principal executive offices of KeyCorp. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. KeyCorp will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as these terms are defined in the Rights Agreement) and any subsequent holder may become null and void.

Until the Distribution Date, the Rights associated with the Common Shares represented by certificates containing the foregoing legend shall be evidenced by the certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by the certificate.

                           Section 4. FORM OF RIGHT CERTIFICATES. (a) Each Right
Certificate

(and the forms of assignment and of election to purchase shares to be printed on the reverse side of the Right Certificate) shall be substantially the same as Exhibit A and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Rights or the Common Shares may from time to time be listed or of any association on which the Rights or the Common Shares may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, shall be dated as of May 15, 1997, and, on their face, shall entitle the holders to purchase the number of Common Shares set forth therein at the Purchase Price per share (or, upon the occurrence of a Flip-in Event, at the Exercise Price per share).

                           (b) Notwithstanding any other provisions of this
Agreement, any Right Certificate issued pursuant to Section 3 or Section 22 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person's becoming an Acquiring Person and that either (A) holds an equity interest in the Acquiring Person (or in any such Associate or Affiliate) or has an agreement, arrangement, or understanding with the

Acquiring Person (or with any such Associate or Affiliate) regarding the transferred Rights or (B) receives the Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of
Section 7(e), any Right Certificate issued at any time to any nominee of an Acquiring Person or of any Associate or Affiliate of an Acquiring Person or to any nominee of any such transferee, and any Right Certificate issued pursuant to
Section 6 or Section 11 upon transfer, exchange, replacement, or adjustment of any of the Right Certificates referred to in this sentence, shall contain the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as these terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may be or become null and void in the circumstances set forth in Section 7(e) of the Rights Agreement.

                           Section 5. COUNTERSIGNATURE AND REGISTRATION. (a) The
Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President and by its Secretary or an Assistant Secretary, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile of the seal. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, the Right Certificates may nevertheless be countersigned by the Rights Agent, issued, and delivered with the same force and effect as though the person who signed the Right Certificates had not ceased to be such officer of the Company.

                           (b) Following the Distribution Date, the Rights Agent
will keep or cause to be kept books for the registration and transfer of the Right Certificates. These books shall show the names and addresses of the holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.

                           Section 6. TRANSFER, SPLIT UP, COMBINATION, AND
EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST, OR STOLEN RIGHT CERTIFICATES. (a) Subject to the provisions of Section 4(b), Section 7(e), and
Section 14, any Right Certificate may, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, be transferred, split up, combined, or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase the same number of Common Shares as the Right Certificate surrendered entitled the holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined, or exchanged to the Rights Agent, at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose. Neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of the Right Certificate and has provided any additional evidence of the identity of the Beneficial

Owner or former Beneficial Owner, or of the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, reasonably requested by the Company. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), and Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Right Certificates.

                           (b) Upon receipt by the Company and the Rights Agent
of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Right Certificate, and, in case of the loss, theft, or destruction of a Right Certificate, of indemnity or security reasonably satisfactory to them and reimbursement of their reasonable expenses incidental thereto, and, in case of the mutilation of a Right Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate, the Company shall make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the lost, stolen, destroyed, or mutilated Right Certificate.

                           Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE;
EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced by the Right Certificate (except as otherwise provided in this Agreement), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side duly executed, to the Rights Agent at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, together with payment of the aggregate Purchase Price (or, upon the occurrence of a Flip-in Event, the aggregate Exercise Price) with respect to the number of Common Shares as to which the surrendered Rights are being exercised, at or prior to the close of business on the earlier of (i) May 14, 2007 (the "Final Expiration Date") and (ii) the date on which the Rights are redeemed as provided in Section 23 (the earlier of these dates is referred to as the "Expiration Date").

                           (b) Each Right shall initially represent the right to
purchase one Common Share, subject to adjustment as provided in Section 11. As of May 15, 1997, the Purchase Price for each Common Share upon the exercise of a Right shall be $165, subject to adjustment from time to time after May 15, 1997, as provided in Section 11 (including, without limitation, Section 11(a)(ii)), and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

                           (c) Upon receipt of a Right Certificate representing
exercisable Rights, with the form of election to purchase and the certificate on the reverse side duly executed, accompanied by payment of the Purchase Price (or, upon the occurrence of a Flip-in Event, the Exercise Price) for the Common Shares to be purchased and an amount equal to any applicable transfer tax, in cash or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k), promptly (i) requisition from the Company's transfer agent certificates for the total number of Common Shares to be purchased, and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requisitions, (ii) if the Company has elected to cause the total number of Common Shares issuable upon exercise of the Rights to be deposited with a depositary agent, requisition from the depositary agent depositary receipts representing the total number of Common Shares to be purchased (in which case the Company hereby authorizes and directs its transfer agent to deposit with the depositary agent certificates for the Common Shares (represented by the depositary receipts), and the Company hereby authorizes and directs the depositary agent to comply with all such requisitions, and (iii) promptly after the receipt of such certificates or depositary receipts, cause them to be delivered to or upon the order of the registered holder of the Right Certificate, registered in such name or names as may be designated by such holder. In the event the Company is obligated to issue or deliver other securities, cash, or assets under Section 11(a)(iii), the Company will make all other arrangements necessary so that the securities, cash, or assets, as the case may be, are available for delivery by the Rights Agent, as and when appropriate.

                           (d) In case the registered holder of any Right
Certificate exercises less than all of the Rights evidenced by the Right Certificate, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of the Right Certificate or to his duly authorized assign, subject to the provisions of Section 6(a) and Section 14.

                           (e) Notwithstanding anything in this Agreement to the
contrary, any and all Rights that are or were at any time on or after the earlier of the Distribution Date or the occurrence of a Flip-in Event beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person's becoming an Acquiring Person and who either (A) holds an equity interest in the Acquiring Person (or in any such Associate or Affiliate) or has an agreement, arrangement, or understanding with the Acquiring Person (or with any such Associate or Affiliate) regarding the transferred Rights or (B) receives the Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this
Section 7(e), shall be and become null and void upon the occurrence of a Flip-in Event, and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of the Flip-in Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and of Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure properly to make any determinations with respect to an Acquiring Person or its Affiliates or Associates or any transferees in accordance with this Section 7(e).

                           (f) Notwithstanding anything in this Agreement to the
contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless the registered holder has (i) completed and signed the certificate contained in the form of the election to purchase set forth on the reverse side of the Right Certificate surrendered for exercise and (ii) provided any additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or of the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, reasonably requested by the Company.

                           Section 8. CANCELLATION AND DESTRUCTION OF RIGHT
CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu of the surrendered Right Certificate except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise of the Right Certificate. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy the canceled Right Certificates and deliver a certificate of destruction to the Company.

                           Section 9. RESERVATION AND AVAILABILITY OF SHARES.
(a) The Company shall cause to be reserved and kept available out of its authorized and unissued Common Shares and Common Shares held in its treasury a number of Common Shares that is sufficient to permit the exercise in full of all of the outstanding Rights.

                           (b) Unless the Common Shares of the Company have been
theretofore listed on the NYSE or another national securities exchange, the Company shall, as soon as practicable following the Distribution Date, use its best efforts to cause transactions in the Rights to be quoted in the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ"). In the event that any Common Shares of the Company are listed on the NYSE or another national securities exchange, the Company shall (i) concurrently with the listing of the Common Shares, cause the Rights to be listed on the NYSE or such other exchange, as the case may be, and (ii) cause all Common Shares reserved for issuance upon exercise of the Rights to be listed on the NYSE or such other exchange, as the case may be, upon official notice of issuance.

                           (c) The Company shall (i) prepare and file, as soon
as practicable after the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Act"), on an appropriate form with respect to the Rights and the Common Shares issuable upon exercise of the Rights, (ii) use its best efforts to cause the registration statement to become effective as soon as practicable after the filing, and (iii) use its best efforts to cause the registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of the exercise of all of the Rights and the Expiration Date. The Company will also take all actions required to comply with state securities laws applicable to the Rights and the Common Shares issuable upon exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file the registration statement. Upon any such suspension, the Company shall issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement and notice to the Rights Agent when the suspension is no longer in effect. Notwithstanding any provision of this

Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction in which any requisite registration or qualification has not been obtained or any requisite notice of exemption has not been filed.

                           (d) The Company covenants and agrees that it will
take all actions necessary to ensure that all Common Shares issued upon exercise of Rights are, at the time of delivery of the certificates for the Common Shares (subject to the payment of the Purchase Price or the Exercise Price, as the case may be), duly and validly authorized and issued, fully paid and non-assessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims, and not subject to any rights of call or first refusal.

                           (e) The Company further covenants and agrees that it
will pay, when due and payable, any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon exercise of the Rights. The Company shall not, however, be required (i) to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or any issuance, delivery, or transfer of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (ii) to issue any certificate for Common Shares upon the exercise of any Rights until any such tax has been paid or until it has been established to the Company's satisfaction that no such tax is due. Any such tax that the Company is not required to pay shall be payable by the holder of the Right Certificate at the time of surrender.

                           Section 10. COMMON SHARE RECORD DATE. Each Person in
whose
name any certificate for Common Shares is issued upon the exercise of any Rights shall for all purposes be deemed to have become the record holder of the Common Shares represented by the certificate on, and the certificate shall be dated, the date upon which the Right Certificate evidencing the Rights was duly surrendered and payment of the Purchase Price (or, upon the occurrence of a Flip-in Event, the Exercise Price) and any applicable transfer tax was made. Prior to the exercise of the Rights evidenced by a Right Certificate, the holder of the Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to the Common Shares issuable upon exercise of the Rights, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                           Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF
SHARES, OR NUMBER OF RIGHTS. The Purchase Price, the number of Common Shares covered by each of the Rights, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                           (a) (i) In the event the Company at any time after the May 15, 1997, but prior to the Distribution Date (A) declares a dividend on the Common Shares payable in Common Shares, (B) sub-divides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares, or (D) issues any shares other than Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price shall be proportionately decreased in the case of a stock dividend or subdivision or reclassification and, in the case of a combination, the Purchase Price shall be proportionately increased. In the event the Company at any time on or after the Distribution Date (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares, or (D) issues any shares other than Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number of Common Shares or the number and type of shares other than Common Shares, as the case may be, issuable at such time shall be proportionately adjusted (except as otherwise provided in this Section 11(a) or Section 7(e)) so that the holder of any Rights exercised after such time shall be entitled to receive the aggregate number of Common Shares or the number and type of shares other than Common Shares, as the case may be, that, if the Rights had been exercised immediately prior to such time and at a time when the transfer books of the Company for the Common Shares were open, the holder would have owned upon the exercise and been entitled to receive by virtue of the dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both Section 11(a)(i) and
         Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) In the event any Person (other than the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes an Acquiring Person (a "Flip-in Event"), proper provision shall be made so that, from and after the occurrence of such Flip-in Event, each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise of the Right in accordance with the terms of this Agreement, one Common Share of the Company for an Exercise Price equal to $1.00 per share (the par value of a Common Share); except that no such provisions shall be made, and no such Flip-in Event shall be deemed to occur, if the Person becomes an Acquiring Person pursuant to a tender offer or exchange offer recommended by the Board of Directors of the Company (prior to the commencement of the tender offer or exchange offer) for all outstanding Common Shares of the Company at a price and on other terms determined by the Board of Directors of the Company (prior to the commencement of the tender offer or exchange offer) to be fair to and in the best interests of the Company and its shareholders, employees, customers, and other constituencies. The number of Common Shares purchasable upon exercise of the Rights shall be subject to adjustment as provided in this Section 11.

                           (iii) In the event the number of authorized but unissued Common Shares of the Company and Common Shares held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights in accordance with paragraph (ii) of this
         Section 11(a), the Company shall apportion among all of the outstanding Rights, on a pro rata basis, the Common Shares available for delivery upon exercise of the Rights and, upon exercise of each Right, shall deliver to the holder the number or fraction of Common Shares apportioned to the Right and an undertaking to provide the balance of the Common Shares or other consideration in accordance with this
         Section 11(a)(iii). In such event, the Company shall (A) call a special meeting of shareholders to be held within 90 days after the occurrence of the Flip-in Event for the purpose of adopting an amendment to the Amended Articles of Incorporation of the Company to provide a sufficient number of Common Shares to permit the exercise in full of all of the outstanding Rights and (B) take all other actions necessary to authorize a sufficient number of Common Shares. If the Amended Articles of Incorporation are within such 90-day period amended to authorize a sufficient number of Common Shares, the Company shall, as soon as practicable after the amendment becomes effective, deliver a certificate or certificates for the balance of the Common Shares due to each holder that has theretofore exercised a Right. Each such certificate will be dated, and the Person in whose name the certificate is issued shall be deemed to have become the record holder of the Common Shares on, the date provided in Section 10. If the Amended Articles of Incorporation are not within such 90-day period amended to authorize a sufficient number of Common Shares, the Company shall, on or before the last day of the 90-day period, deliver to each holder that has exercised a Right (i) preferred shares or debt securities of the Company, cash, or other assets, or a combination of these, having a value equal to the aggregate market price (as defined in Section 11(d)) immediately after the occurrence of the Flip-in Event of the balance of the Common Shares and (ii) any dividends or other distributions on the Common Shares that the holder would have been entitled to receive if the Common Shares had been issued upon the exercise of the Right in accordance with this Agreement. The value of any such preferred shares, debt securities, or assets shall be as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (b) In case the Company fixes a record date for the
issuance of rights or warrants to all holders of Common Shares entitling them to subscribe for or purchase Common Shares (or shares having the same rights, privileges, and preferences as the Common Shares ("equivalent common shares")), or securities convertible into Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the market price (as defined in Section 11(d)) per Common Share on the record date, the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction the numerator of which is the number of Common Shares outstanding on the record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares or equivalent common shares to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at the market price and the denominator of which is the number of Common Shares outstanding on the record date plus the number of additional Common Shares or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case any part of the subscription price is paid in a form other than cash, the value of the consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Adjustments shall be made successively whenever such a record date is fixed, and, in the event the rights or warrants are not issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if the record date had not been fixed. No adjustment is required under this Section 11(b) as a result of the issuance of Rights under this Agreement.

                           (c) In case the Company fixes a record date for the
making of a distribution to all holders of Common Shares of the Company (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than regular cash dividends, but including any dividend payable in shares other than Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) and the Rights), the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction the numerator of which is the market price (as defined in Section 11(d)) per Common Share on the record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or the evidences of indebtedness to be distributed or of the subscription rights or warrants applicable to one Common Share and the denominator of which shall be the market price per Common Share. Adjustments shall be made successively whenever such a record date is fixed, and, in the event the distribution is not made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if the record date had not been fixed.

                           (d) For the purpose of any computation under Section
11(a), (b), or (c) hereof, the "market price" of a Common Share on any date of determination shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as this term is hereinafter defined) immediately prior to such date, except that, in the event the "market price" per Common Share is determined during the period following the announcement by the issuer of the Common Shares of (A) a dividend or distribution on the Common Shares payable in Common Shares or securities convertible into Common Shares or (B) any subdivision, combination, or reclassification of the Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for the dividend or distribution or the record date for the subdivision, combination, or reclassification, the "market price" shall, in each such case, be appropriately adjusted. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or any such other system then in use or, if on any such date the Common Shares are not reported by NASDAQ or such other system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company, except that, if on any such date no market maker is making a market in the Common Shares, the closing price on such date shall be the value of a Common Share on such date as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "market price" per Common Share shall mean the value per Common Share as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (e) No adjustment in the Purchase Price shall be
required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price, except that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest hundredth of a Common Share, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

                           (f) If, as a result of an adjustment made pursuant to
Section 11(a), the holder of any of the Rights exercised after the adjustment becomes entitled to receive upon exercise of the Rights any shares of the Company other than Common Shares, the number of such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions regarding the Common Shares contained in Section 11, and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

                           (g) All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

                           (h) Upon each adjustment of the Purchase Price as a
result of the calculations made (i) in Section 11(b) by reason of the issuance on or after the Distribution

Date (but not prior to the Distribution Date) of rights or warrants to subscribe for or purchase Common Shares or equivalent common shares or securities convertible into Common Shares or equivalent common shares or (ii) in Section 11(c) by reason of the distribution on or after the Distribution Date (but not prior to the Distribution Date) of evidences of indebtedness or assets or subscription rights or warrants, each of the Rights outstanding immediately prior to the making of the adjustment shall, unless the Company has exercised its election as provided in Section 11(i), thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest hundredth) obtained by (i) multiplying (x) the number of Common Shares purchasable upon exercise of one of the Rights immediately prior to the adjustment by (y) the Purchase Price in effect immediately prior to the adjustment and (ii) dividing the product by the Purchase Price in effect immediately after the adjustment.

                           (i) The Company may elect, on or after the date of
any adjustment of the Purchase Price, to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of one of the Rights. Each of the Rights outstanding after the adjustment of the number of Rights shall be exercisable for the number of Common Shares for which one of the Rights was exercisable immediately prior to the adjustment. Each of the Rights held of record prior to the adjustment of the number of Rights shall become that number of Rights (calculated to the nearest hundredth) obtained by dividing the Purchase Price in effect immediately prior to the adjustment by the Purchase Price in effect immediately after the adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, the Company shall, upon each adjustment of the number of Rights pursuant to this
Section 11(i) and as promptly as practicable, cause to be distributed to holders of Right Certificates on the record date Right Certificates evidencing, subject to Section 14, the additional Rights to which the holders are entitled as a result of the adjustment or, at the option of the Company, cause to be distributed to the holders in substitution and replacement for the Right Certificates held by them prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which the holders are entitled after the adjustment. Right Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                           (j) Notwithstanding any adjustment or change in the
Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per Common Share and the number of Common Shares that were expressed in the initial Right Certificates issued under this Agreement.

                           (k) Before taking any action that would cause (i) an
adjustment reducing the Purchase Price below the par value or stated capital of a Common Share issuable upon exercise of the Rights or (ii) an increase in the par value or stated capital of a Common Share of the Company above the Purchase Price or the Exercise Price, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at the adjusted Purchase Price or the Exercise Price. The Company shall not increase above $1.00 per share the par value of its Common Shares.

                           (l) In any case in which this Section 11 requires
that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Rights exercised after the record date the number of Common Shares issuable upon exercise over and above the number of Common Shares issuable upon exercise on the basis of the Purchase Price in effect prior to the adjustment, except that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive the additional Common Shares upon the occurrence of the event requiring the adjustment.

                           (m) Subject to Section 11(k), the Company shall be
entitled to make such reduction in the Purchase Price and the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company in its discretion determines to be advisable.

                           Section 12. CERTIFICATES OF ADJUSTED PURCHASE PRICE
OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall promptly (a) prepare a certificate setting forth the adjustment and a brief statement of the facts accounting for the adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of the certificate, and (c) mail a brief summary of the adjustment to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained in any such certificate.

                           Section 13. CONSOLIDATION, MERGER, OR TRANSFER OF
ASSETS OR EARNING POWER. (a) In the event, following the Shares Acquisition Date, (x) the Company consolidates with or merges into any other Person and the Company is not the continuing or surviving corporation, (y) any Person consolidates with or merges into the Company, the Company is the continuing or surviving corporation, and, in connection with the consolidation or merger, all or part of the Common Shares of the Company are changed into or exchanged for securities of any Person other than the Company, cash, or other property, or (z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets (including, without limitation, securities creating any obligation on the part of the Company or any Subsidiary) or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or its Subsidiaries, proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise of the Right in accordance with the terms of this Agreement, at the Exercise Price set forth in
Section 11(a)(ii), such number or fraction of validly issued, fully paid, non-assessable, and freely tradeable Common Shares of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances, or other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the quotient of (A) the market price (determined in the manner described in Section 11(d)) of one Common Share of the Company on the date immediately prior to the day on which the Flip-over Event occurs divided by (B) the market price of a Common Share of the Principal Party on the date immediately prior to the day on which the Flip-over Event occurs; (ii) the Principal Party shall thereafter be liable for, and shall assume by virtue of the consolidation, merger, sale, or transfer, all of the obligations and duties of the Company under this Agreement;
(iii) the term "Company" as used in this Agreement shall thereafter be deemed to refer to the Principal Party (it being specifically intended that, except as expressly provided in this Agreement, all of the provisions of this Agreement, including the provisions of Section 11(a)(iii), shall apply to the Principal Party); and (iv) the Principal Party shall take such steps (including the reservation of a sufficient number of its Common Shares in accordance with
Section 9) as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as possible, with respect to the Common Shares of the Principal Party thereafter issuable upon the exercise of the Rights.

                           (b) "Principal Party" means

                           (1) in the case of a Flip-over Event described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are changed in the merger or consolidation if the Common Shares are so changed and, if the

         Common Shares are not so changed, the Person that is the other party to the merger or consolidation; and

                           (2) in the case of a Flip-over Event described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets (including, without limitation, securities creating any obligation on the part of the Company or any Subsidiary) or earning power transferred in the transaction;

except that, in any such case, (x) if the Common Shares of the Person are not at the time the Flip-over Event occurs, and have not been continuously over the preceding 12-month period, registered under Section 12 of the Exchange Act and a majority of the outstanding Common Shares of the Person are owned by another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (y) in case the Common Shares of the Person are and have not been so registered, no other single Person the Common Shares of which are and have been so registered owns a majority of the outstanding Common Shares of the Person, and more than one Person the Common Shares of each of which are and have been so registered together own a majority of the outstanding Common Shares of the Person, "Principal Party" shall refer to whichever of such Persons is the issuer of publicly held Common Shares having the greatest aggregate market value; and (z) in case the Person is owned, directly or indirectly, by a joint venture formed by two or more joint venturers, the rules set forth in clauses (x) and (y) above shall apply to each of the joint venturers having an interest in the joint venture, and the joint venturers shall each bear the obligations set forth in this Section 13 in the same ratio as its direct or indirect interest in the joint venture bears to the total of all such interests.

                           (c) The Company shall not consummate any such
consolidation, merger, sale, or transfer unless prior thereto the Company and the Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of the consolidation, merger, sale, or transfer, the Principal Party shall

                           (i) prepare and file a registration statement under the Act on an appropriate form with respect to the Rights and the Common Shares issuable upon exercise of the Rights, use its best efforts to cause the registration statement to become effective as soon as practicable after it is filed, and use its best efforts to cause the registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of the exercise of all of the Rights and the Expiration Date; and

                           (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provision of this Section 13 shall similarly apply to successive mergers, consolidations, sales, or transfers. In the event one of the transactions described in Section 13(a) occurs at any time after the occurrence of a transaction described in

Section 11(a)(ii), the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                           Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
(a) Prior to the occurrence of a Flip-in Event, the Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights.

                           (b) The Company shall not be required to issue
fractions of a Common Share upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time the Right Certificates are exercised an amount in cash equal to the same fraction of the market price of a Common Share on the date of exercise. For purposes of this Section 14(b), the market price of a Common Share shall be determined in accordance with Section 11(d).

                           (c) The holder of Rights by the acceptance of the
Rights expressly waives his right to receive any fractional Rights or any fractional Common Shares upon exercise of the Rights.

                           Section 15. RIGHTS OF ACTION. All rights of action in
respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any other Common Shares), may, on his own behalf and for his own benefit, enforce, and institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by the Right Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of, and injunctive relief against actual or threatened violations of, the obligations of any Person under this Agreement.

                           Section 16. AGREEMENT OF RIGHTS HOLDERS. Holders of
the Rights by accepting the Rights consent and agree with the Company and the Rights Agent and with other holders of Rights that:

                           (a) prior to the Distribution Date, the Rights will
be transferable only in connection with the transfer of the associated Common Shares;

                           (b) after the Distribution Date, the Right
Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

                           (c) the Company and the Rights Agent may, subject to
Section 6(a), Section 7(e), and Section 7(f), deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner of the Right Certificate and of the Rights evidenced by the Right Certificate (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the

Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary.

                           Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A
SHAREHOLDER. No holder of any Right Certificate, as such, shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the Common Shares that may at any time be issuable on the exercise of the Rights represented by the Right Certificate, nor shall anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting of shareholders, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), to receive dividends or subscription rights, or otherwise, until the Rights evidenced by the Right Certificate have been exercised in accordance with the provisions of this Agreement.

                           Section 18. CONCERNING THE RIGHTS AGENT. (a) The
Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time on demand of the Rights Agent, to reimburse it for or pay its reasonable expenses, counsel fees, other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                           (b) The Rights Agent shall be protected and shall
incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other document believed by it to be genuine and to be signed, executed, and, if necessary, verified or acknowledged by the proper person or persons.

                           Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME
OF RIGHTS AGENT. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, provided the corporation is eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time any such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates have been countersigned by the predecessor but not delivered, the successor Rights Agent may adopt the countersignature of the predecessor; in case at such time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign the Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, the Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           (b) In case at any time the name of the Rights Agent
is changed and at such time any Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at such time any Right Certificates have not been countersigned, the Rights Agent may countersign the Right Certificates either in its prior name or in its changed name; and, in all such cases, the Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Right Certificates, shall be bound:

                           (a) The Rights Agent may consult with legal counsel, and the opinion of such counsel shall be full and complete authorization to and protection of the Rights Agent as to any action taken or omitted by it in good faith and in accordance with the opinion, regardless of whether such counsel is also counsel to the Company.

                           (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action under this Agreement, the fact or matter (unless other evidence in respect of the fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company and delivered to the Rights Agent; and the certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon the certificate.

                           (c) The Rights Agent shall be liable under this Agreement only for its own negligence, bad faith, or willful misconduct.

                           (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature of the Right Certificates) or be required to verify any of the statements or recitals, but all such statements and recitals are and shall be deemed to have been made only by the Company.

                           (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except the countersignature of the Right Certificates by the Rights Agent); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after notice of any such adjustment); nor shall it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid, and non-assessable.

                           (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all further and other acts, instruments, and assurances that may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                           (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from any one of the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company and to apply to these officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer.

                           (h) The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company, become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                           (i) The Rights Agent may execute and exercise any of the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment of the attorney or agent.

                           (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights under this Agreement if there are reasonable grounds for believing that the repayment of such funds, or adequate indemnification against such risk or liability, is not reasonably assured to it.

                           (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 of the certificate, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                           Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent
or any successor Rights Agent may resign at any time upon 30 days' notice in writing mailed to the Company and may be removed by the Company prior to the occurrence of a Flip-in Event upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent. Concurrently with the giving of the notice of resignation or removal to the Company or the Rights Agent, as the case may be, notice of the resignation or removal shall be given to each transfer agent of the Common Shares of the Company by registered or certified mail and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed, it shall be discharged from its duties under this Agreement upon expiration of the 30-day period. If the Rights Agent resigns, is removed, or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to appoint a successor within a period of 30 days after it gives notice of the removal or after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Rights Agent, then the registered holder of any Right may apply to a court of competent jurisdiction located in the State of Ohio for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, shall be authorized under such laws to exercise corporate trust powers or stock transfer powers, and shall at the time of its appointment as Rights Agent (i) have a combined capital and surplus of at least $100 million or (ii) be an affiliate of a corporation described in clause
(i) of this sentence. After appointment, the successor Rights Agent shall, without further act or deed, be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file a written notice of the appointment with the predecessor Rights Agent and with each transfer agent of the Common Shares and mail a written notice of the appointment to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21 or any defect in the notice shall, however, not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                           Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES.
Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the

Company may, at its option, issue new Right Certificates evidencing the Rights, in a form approved by the Board of Directors, to reflect any adjustment or change in the Purchase Price or in the number, type, or class of securities or property purchasable upon exercise of the Rights, or in any other provision of this Agreement made in accordance with this Agreement.

                           Section 23. REDEMPTION. (a) The Board of Directors of
the Company may, at its option, at any time prior to the earlier of (i) the occurrence of a Flip-in Event and (ii) the close of business on the Final Expiration Date, redeem all but not less than all of the Rights then outstanding at a redemption price (the "Redemption Price") of $.01 for each of the Rights, adjusted to reflect any stock split, stock dividend, or similar transaction occurring after May 15, 1997.

                           (b) Immediately upon the action of the Board of
Directors of the Company ordering the redemption of the Rights under Section 23(a), and without any notice or further action, the right to exercise the Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Redemption Price. Within 10 days after the action by the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of the redemption to each holder of Rights at the last address of the holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner provided in this Section 23(b) shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the

Company nor any of its Affiliates or Associates on behalf of the Company may after the occurrence of a Flip-in Event redeem, acquire, or purchase for value any Rights at any time.

                           Section 24. NOTICE OF CERTAIN EVENTS. In case the
Company proposes at any time following a Flip-in Event (a) to pay any dividend or make a distribution to holders of Common Shares, whether payable in cash (other than regular cash dividends at the rate in effect immediately prior to the Flip-in Event), shares of any class, other securities, evidence of indebtedness, or other rights or assets, (b) to offer to holders of Common Shares rights or warrants to subscribe for or to purchase shares of any class, other securities, evidence of indebtedness, or other rights or assets, (c) to effect any reclassification (including, without limitation, a subdivision or combination) of the Common Shares, (d) to engage in a consolidation or merger with or into any other Person in which either (x) the Company is not the continuing or surviving corporation or (y) the Company is the continuing or surviving corporation but, in connection with the consolidation or merger, all or part of the Common Shares of the Company are changed into or exchanged for cash, shares of any class, other securities, evidence of indebtedness, or other rights or assets, or (e) to effect the liquidation, dissolution, or winding up of the Company, the Company shall, in each such case, give to each holder of Rights, in accordance with Section 25, a notice of the proposed action specifying the record date for the purposes of any such dividend, distribution, or offer of rights or warrants or the date on which any such reclassification, consolidation, merger, liquidation, dissolution, or winding up is to take place and the date of participation in the action by the holders of the Common

Shares. The notice shall be given, in the case of any action described in clause
(a) or (b) above, at least 20 Business Days prior to the record date for determining holders of the Common Shares for purposes of the action and, in the case of any action described in clause (c), (d), or (e) above, at least 20 Business Days prior to the date of the taking of the action or the date of participation in the action by the holders of Common Shares, whichever is the earlier. In the event that, following a Flip-in Event, the Rights are not exercisable for any reason (including but not limited to a suspension of the exercisability of the Rights pursuant to Section 9(c) hereof), the Company may not take any of the actions specified in clauses (a) through (e) above until the Rights become exercisable, notice has been given to the holders of the Rights as provided in this Section 24, and, in the case of any action described in clause
(a) or (b) above, the Rights have been exercisable for at least 20 Business Days prior to the record date for determining holders of the Common Shares for purposes of the action or, in the case of any action described in clause (c),
(d), or (e) above, the Rights have been exercisable for at least 20 Business Days prior to the date of the taking of the action or the date of participation in the action by the holders of Common Shares, whichever is the earlier. In case a Flip-in Event occurs, the Company shall, as soon as practicable thereafter, give to each holder of Rights, in accordance with Section 25, a notice of the occurrence of the Flip-in Event specifying the nature and consequences of the event to holders of Rights.

                           Section 25. NOTICES. Notices or demands authorized by
this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           KeyCorp
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           KeyBank National Association
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention:  R. B. Heisler, Jr.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the registry books of the Company.

                           Section 26. SUPPLEMENTS AND AMENDMENTS. The Company
may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, and (iii), prior to the occurrence of a Flip-in Event, to make any other change in the provisions of this Agreement that the Board of Directors of the Company deems to be desirable; provided, however, that from and after the occurrence of a Flip-in Event, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute the supplement or amendment unless the Rights Agent determines in good faith that the supplement or amendment would adversely affect its interests under this Agreement. Prior to the occurrence of a Flip-in Event, the interests of the holders of Rights shall be deemed to be coincident with the interests of the holders of Common Shares.

                           Section 27. SUCCESSORS. All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

                           Section 28. DETERMINATIONS AND ACTIONS BY THE BOARD
OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including the calculation of the percentage of the outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement. The Board of Directors of the Company (or, where expressly provided in this Agreement, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors (or, where expressly provided in this Agreement, the Continuing Directors) or the

Company or as may be necessary or advisable in the administration of this Agreement, including the right and power to interpret the provisions of this Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations, and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) that are taken or made by the Board of Directors (or, where expressly provided in this Agreement, by the Continuing Directors) in good faith shall (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of Right Certificates, and all other parties and (ii) not subject the Board of Directors or the Continuing Directors to any liability to the holders of Right Certificates.

                           Section 29. BENEFITS OF THIS AGREEMENT. Nothing in
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of Rights (and, prior to the Distribution Date, the registered holders of Common Shares) any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of Rights (and, prior to the Distribution Date, the registered holders of Common Shares).

                           Section 30. SEVERABILITY. If any term, provision,
covenant, or restriction of or in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of or in this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                           Section 31. GOVERNING LAW. This Agreement and each
Right Certificate issued under it shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and interpreted in accordance with the laws of the State of Ohio applicable to contracts to be made and performed entirely within such State.

                           Section 32. COUNTERPARTS. This Agreement may be
executed in any number of counterparts, each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                           Section 33. DESCRIPTIVE HEADINGS. Descriptive
headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                           IN WITNESS WHEREOF, the parties have caused this
Agreement to be duly executed as of the day and year first above written.

                                          KEYCORP


                                          By
                                             ----------------------------------
                                             Title:



                                          KEYBANK NATIONAL ASSOCIATION


                                          By
                                             ----------------------------------
                                             Title:

                                                                       Exhibit A
                                                                       ---------

                            FORM OF RIGHT CERTIFICATE

Certificate No. R -                                                       Rights
                                                                    ------


         NOT EXERCISABLE AFTER MAY 14, 2007 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN IN ACCORDANCE WITH THE RESTATED RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 FOR EACH OF THE RIGHTS ON THE TERMS SET FORTH IN THE RESTATED RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS THESE TERMS ARE DEFINED IN THE RESTATED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME NULL AND VOID IN THE CIRCUMSTANCES SET FORTH IN SECTION 7(e) OF THE RESTATED RIGHTS AGREEMENT.] 1*


                                RIGHT CERTIFICATE
                                -----------------

                           This certifies that __________________, or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner, subject to the terms, provisions, and conditions of the Restated Rights Agreement dated as of May 15, 1997 as amended from time to time (the "Restated Rights Agreement"), between KeyCorp, an Ohio corporation (the "Company"), and KeyBank National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Restated Rights Agreement) and prior to 5:00 P.M.,


--------
              1* The portion of the legend in brackets shall be inserted only if applicable.




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



New York time, on May 14, 2007, at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, one fully paid and non-assessable Common Share with a par value of $1 each (the "Common Shares") of the Company, at a purchase price of $165 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate, the number of Common Shares that may be purchased upon exercise of the Rights, and the Purchase Price per Common Share set forth above, are the numbers and Purchase Price as of May 15, 1997, based on the Common Shares as constituted at that date, and are subject to adjustment as provided in the Restated Rights Agreement.

                           If the Rights evidenced by this Right Certificate are
or were at anytime on or after the earlier of the Distribution Date or the occurrence of a Flip-in Event (as defined in the Restated Rights Agreement) beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as defined in the Restated Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or
(iii), under certain circumstances specified in the Restated Rights Agreement, a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person, such Rights shall, upon the occurrence of a Flip-in Event, become null and void and thereafter no holder of this Right Certificate shall have any right with respect to such




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



Rights.

                           Upon the occurrence of a Flip-in Event, each Right
becomes the right to purchase one Common Share at an Exercise Price equal to $1.00 (the par value of a Common Share). Upon the occurrence of a Flip-over Event after the Shares Acquisition Date (as those terms are defined in the Restated Rights Agreement), each Right becomes the right to purchase, at the Exercise Price, the number or fraction of common shares of the Principal Party (as defined in the Restated Rights Agreement) equal to the quotient of (A) the market price of one common share of the Company on the date immediately prior to the Flip-over Event divided by (B) the market price of one common share of the Principal Party on the date immediately prior to the Flip-over Event.

                           As provided in the Restated Rights Agreement, the
Purchase Price and the number of Common Shares that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                           This Right Certificate is subject to all of the
terms, provisions, and conditions of the Restated Rights Agreement, which terms, provisions, and conditions are incorporated by reference in and made a part of this Right Certificate. Reference is made to the Restated Rights Agreement for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Restated Rights Agreement are on file at the office of the Rights Agent.

                           This Right Certificate, with or without other Right
Certificates, upon




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



surrender at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitled the holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender of this Right Certificate another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                           Subject to the provisions of the Restated Rights
Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 for each of the Rights.

                           The Company is not required to issue fractional
Common Shares upon the exercise of any Rights evidenced by this Right Certificate, but in lieu thereof may make a cash payment as provided in the Restated Rights Agreement.

                           No holder of this Right Certificate, as such, shall
be entitled to vote or receive dividends or be deemed for any purpose to be the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise of this Right Certificate, nor shall anything contained in the Restated Rights Agreement or in this Right Certificate be construed to confer upon the holder of this Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting of shareholders, to give or withhold consent to any corporate action, to receive notice of meetings or other




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



actions affecting shareholders (except as provided in the Restated Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Right Certificate have been exercised as provided in the Restated Rights Agreement.

                           This Right Certificate shall not be valid or
obligatory for any purpose until it has been countersigned by the Rights Agent.

                           WITNESS the facsimile signature of the proper
officers of the Company. Dated as of _______________.



                                           KEYCORP


                                           By
                                             --------------------------------
                                              Title:


Countersigned:                             And
                                              -------------------------------
                                              Title:
--------------------------

By
  -------------------------







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



                   [Form of Reverse Side of Right Certificate]

                               Form of Assignment
                               ------------------

                 (To be executed by the registered holder if the
                holder desires to transfer the Right Certificate)


                           FOR VALUE RECEIVED ________________________ hereby
sells, assigns, and transfers unto _________________________________________
                                (Please print name and address of transferee)

this Right Certificate, together with all right, title, and interest in the Rights evidenced by this Right Certificate, and does hereby irrevocably constitute and appoint ____________________ as attorney, to transfer the Right Certificate on the books of KeyCorp, with full power of substitution.

Dated:
      -------------------


                                                   -----------------------------
                                                   Signature

Signature Guaranteed:





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



                                   Certificate
                                   -----------

                       (Applicable to Form of Assignment)

                           The undersigned by checking the appropriate boxes
certifies that:

                           (1) this Right Certificate [ ] is [ ] is not being
sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as these terms are defined in the Restated Rights Agreement);

                           (2) after due inquiry and to the best knowledge of
the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      -----------------                            -----------------------------
                                                   Signature




                                    Notice
                                    ------

                           The signature to the foregoing Assignment and
Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without any alteration or change whatsoever.





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



                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                    (To be executed if the holder desires to
                         exercise the Right Certificate)

To KeyCorp:

                           The undersigned hereby irrevocably elects to exercise
________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for the Common Shares be issued in the name of:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------
Please insert social security
or other identifying number:_________________

If the number of Rights set forth above is not all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of the Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
Please insert social security
or other identifying number:_________________

Dated:
      -------------------                     -----------------------------
                                              Signature
                                              (Signature must conform in all
                                              respects to name of the holder
                                              as specified on the face of
                                              this Right Certificate)

Signature Guaranteed:




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



                                   CERTIFICATE
                                   -----------

                  (Applicable to Form of Election to Purchase)

                           The undersigned by checking the appropriate boxes
certifies that:

                           (1) the Rights evidenced by this Right Certificate [
] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as these terms are defined in the Restated Rights Agreement);

                           (2) after due inquiry and to the best knowledge of
the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      ----------------                            ------------------------------
                                                  Signature



                                    Notice
                                    ------

                           The signature to the foregoing Election to Purchase
and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without any alteration or change whatsoever.




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




                                                                       Exhibit B
                                                                       ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES

                           In August 1989, the Board of Directors of KeyCorp
declared a dividend consisting of Rights (the "Rights") to purchase Common Shares, with a par value of $1 each, of KeyCorp (the "Common Shares"). One of the Rights was distributable with respect to each Common Share outstanding on September 12, 1989 (the "Record Date"). Rights have been and will continue to be issued in respect of all Common Shares that are (1) issued after the Record Date but before the earlier of the expiration or redemption of the Rights or the occurrence of a Flip-in Event (as defined below) or (2) or upon the exercise of any employee stock option granted prior to the occurrence of a Flip-in Event. The description and terms of the Rights are set forth in a Restated Rights Agreement (the "Restated Rights Agreement"), dated May 15, 1997, between KeyCorp and KeyBank National Association, as rights agent (the "Rights Agent").

                           Each of the Rights initially represents the right to
purchase one Common Share of KeyCorp for $165 (the "Purchase Price"). The Rights will become exercisable on the Distribution Date (as defined below).

                           Separate certificates for the Rights will be mailed
to holders when a person or group becomes the beneficial owner of 15% or more of the outstanding Common Shares (such person or group being an "Acquiring Person") or on such earlier date as the Board of Directors of the Company may specify (the "Distribution Date"). Before the Distribution Date, the Rights will trade with the Common Shares, and any transfer of Common Shares will also constitute a transfer of the associated Rights. After the Distribution Date, the Rights will trade separate and apart from the Common Shares.

                           Upon the occurrence of a Flip-in Event, each of the
Rights will become the right to purchase one Common Share for $1.00 (the par value per share), and the Rights beneficially owned by the Acquiring Person will become void. A "Flip-in Event" will occur whenever any person or group becomes an Acquiring Person, unless the person or group became an Acquiring Person pursuant to a tender or exchange offer for all of the Common Shares at a price and on other terms approved in advance by KeyCorp's Board of Directors.

                           If, after a person or group becomes an Acquiring
Person, KeyCorp is acquired in merger or other business combination or 50% or more of its assets or earning power is sold, each of the Rights will "flip-over" and become the right to purchase common shares of the acquiror (a "Flip-over Event"). The holder (other than the Acquiring




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


Person) of each Right would, upon the occurrence of a Flip-over Event, be entitled to purchase for $1.00 the number of common shares of the acquirer having a market price equal to the market price of one KeyCorp Common Share.

                           In certain circumstances, the Purchase Price and/or
the number of Common Shares of KeyCorp (or common shares of an acquirer) to be purchased upon exercise of the Rights may be subject to adjustment from time to time to prevent dilution in the event KeyCorp after May 15, 1997, (1) declares a dividend on the Common Shares payable in Common Shares, (2) subdivides or combines the outstanding Common Shares, (3) issues any shares other than Common Shares in a reclassification of the Common Shares, or (4) makes a distribution to all holders of Common Shares of debt securities, subscription rights, warrants or other assets (except regular cash dividends). With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required.

                           KeyCorp's Board of Directors may redeem the Rights
for $.01 each (the "Redemption Price") at any time before the occurrence of a Flip-in Event. The provisions of the Restated Rights Agreement may be amended by KeyCorp's Board of Directors to cure any ambiguity or correct any defect or inconsistency or, prior to the occurrence of a Flip-in Event, to make other changes that the Board of Directors deems to be desirable. The Rights will expire on May 14, 2007, unless they are redeemed before that date.

                           Until the Rights are exercised, the holders of the
Rights, as such, will have no rights as shareholders of KeyCorp, including the right to vote or receive dividends.

                           A copy of the Restated Rights Agreement has been
filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Restated Rights Agreement is available from KeyCorp free of charge. This summary of the rights is not complete and is qualified in its entirety by reference to the Restated Rights Agreement.




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